UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 18, 2021

Corteva, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38710	82-4979096
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

974 Centre Road, Building 735,

Wilmington, Delaware 19805

(Address of principal executive offices)(Zip Code)

(302) 485-3000

(Registrant’s telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CTVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 18, 2021, Corteva, Inc. (the “Company”) entered into an agreement (the “Agreement”) with Starboard Value LP and certain of its affiliates (collectively, “Starboard”).

Pursuant to the Agreement, the Company (i) in accordance with Section 3.1 of the Company’s Amended and Restated Bylaws, effective as of October 8, 2019 (the “Bylaws”), agreed to temporarily increase the size of the Board of Directors of the Company (the “Board”) from twelve to fifteen directors, which size of the Board will automatically decrease to thirteen directors at the conclusion of the 2021 Annual Meeting of Stockholders of the Company (the “2021 Annual Meeting”); (ii) agreed to appoint each of David C. Everitt, Janet P. Giesselman and Kerry J. Preete (collectively, the “Independent Appointees”) as directors of the Company effective immediately with terms expiring at the 2021 Annual Meeting; (iii) agreed to nominate each of the Independent Appointees for election to the Board at the 2021 Annual Meeting; and (iv) confirmed that three incumbent members of the Board will not stand for re-election at the 2021 Annual Meeting. Following the 2021 Annual Meeting until the expiration of the Standstill Period (as defined below), the Company may not increase the size of the Board to more than thirteen directors without Starboard’s prior written consent.

With respect to the 2021 Annual Meeting, Starboard agreed to, among other things (i) withdraw its letter to the Company submitted on December 16, 2020 nominating a slate of director candidates to be elected to the Board at the 2021 Annual Meeting and (ii) vote, subject to certain conditions, all shares of the Company’s common stock beneficially owned by Starboard in favor of the Company’s director nominees and in accordance with the Board’s recommendations on all other proposals, subject to certain limited exceptions.

Starboard also agreed to certain customary standstill provisions, effective as of the date of the Agreement through the earlier of (x) fifteen business days prior to the deadline for the submission of stockholder nominations for the 2022 Annual Meeting of Stockholders of the Company pursuant to the Bylaws or (y) the date that is one hundred days prior to the first anniversary of the 2021 Annual Meeting (the “Standstill Period”).

The Agreement also includes provisions regarding committee membership of the Independent Appointees, procedures for determining any replacements for the Independent Appointees, non-disparagement and expense reimbursement, among other matters.

The foregoing description of the terms and conditions of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The description of the matters included under Item 1.01 are incorporated into this Item 5.02 by reference.

On March 18, 2021, the Company further temporarily increased the size of the Board from fifteen to sixteen directors and appointed Karen H. Grimes (together with the Independent Appointees, the “New Independent Directors”) as a director of the Company effectively immediately with a term expiring at the 2021 Annual Meeting.

Each of the New Independent Directors will receive the standard director compensation that the Company provides to its non-employee directors as described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 19, 2020.

Mr. Everitt and Ms. Giesselman will serve on the Nomination and Governance and Sustainability, Safety and Innovation Committees of the Board. Ms. Grimes will serve on the Audit and People and Compensation Committees of the Board. Mr. Preete will serve on the People and Compensation and Sustainability, Safety and Innovation Committees of the Board.

The Company announced that each of Robert A. Brown, Lois D. Juliber and Lee M. Thomas will retire from the Board at the end of their respective current terms and not stand for reelection at the 2021 Annual Meeting, such that following the 2021 Annual Meeting, the size of the Board will be thirteen directors.

As of the date hereof, there are no transactions between any of the New Independent Directors and the Company that would be reportable under Item 404(a) of Regulation S-K.

Item 8.01. Other Events.

On March 19, 2021, the Company and Starboard jointly issued a press release announcing the Agreement and the appointment of Ms. Grimes. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Agreement dated March 18, 2021, among Corteva, Inc., Starboard Value LP and certain of its affiliates.

99.1	Press Release, dated March 19, 2021

104	The cover page from the Company’s Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORTEVA, INC. (Registrant)

Date: March 19, 2021	By:	/s/ Cornel B. Fuerer
Cornel B. Fuerer
Senior Vice President, General Counsel & Corporate Secretary